                                                                               .
                                                                               .
                                                                               .
                                                                   EXHIBIT 10.13

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1. Shipbroker                                                    THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
                                                                 STANDARD BAREBOAT CHARTER
                                                                 CODE NAME: "BARECON 89"                                  PART I
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                                                                 2. Place and date

                                                                 MADRID 30 DECEMBER 2003
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3. Owner/Place of business                                       4. Bareboat charterers (Charterers)/Place of business

PAGUMAR A.I.E.                                                   NAVIERA F. TAPIAS GAS IV, S.A.
C/NICOLAS ESTEVANEZ, 30 - 1(a) plta                              C/ MUSCGO, 5 - 2(A) plta
35007 - LAS PALMAS                                               LA FLORIDA - 28023 - MADRID
SPAIN                                                            SPAIN
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5. Vessel's name, Call Sign and Flag (Cl. 9(c))

NAME AND CALL SIGN TO BE ADVISED BY CHARTERERS.
FLAG: SPAIN - Vessel: registered under Canary Islands Registry
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6. Type of Vessel                                                7. GRT/NRT

                                                                 TBA
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8. When/Where Built                                              9. Total DWT (abt.) in metric tons on summer freeboard

See Building Contract                                            See Building Contract
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10. Class (Cl. 9)                                                11. Date of last special survey by the Vessel's
                                                                 classification society

T.B.A.                                                           N/A
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12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 14)

See Building Contract
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13. Port or Place of delivery (Cl. 2)                            14. Time for delivery (Cl. 3)   15. Cancelling date (Cl. 4)
                                                                 See Building Contract           See Building Contract

See Building Contract                                            ---------------------------------------------------------------
                                                                 16. Port or Place of redelivery (Cl. 14)

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17. Running days' notice if other than stated in Cl. 3           18. Frequency of dry-docking if other than stated in Cl. 9(f)

N/A                                                              N/A
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19. Trading Limits (Cl. 5)

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20. Charter period                                               21. Charter hire (Cl. 10)

See Clause 27                                                    See Clause 28
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22. Rate of interest payable acc. to Cl. 10(f) and, if           23. Currency and method of payment (Cl. 10)
applicable, acc. to PART IV

See Building Contract                                            See Clause 28
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

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24. Place of payment; also state beneficiary and bank account    25. Bank guarantee/bond (sum and place) (Cl. 22) (optional)
(Cl. 10)

See Clause 27                                                    N/A
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26. Mortgage(s), if any, (state whether Cl. 11(a) or (b)         27. Insurance (marine and war risks) (state value acc. to
applies. If 11(b) applies state date of Deed(s) of Covenant      Cl. 12(f) or, if applicable, acc. to Cl. 13(k)) (also state if
and name of Mortgagee(s)/Place of business) (Cl. 11)             Cl. 13 applies)

                                                                 N/A
See Clause 29                                                    Clause 13 does not apply
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28. Additional insurance cover, if any, for Owners' account      29. Additional insurance cover, if any, for Charterers' account
limited to (Cl. 12(b)) or, if applicable, (Cl. 13(g))            limited to (Cl. 12(b)) or, if applicable, (Cl. 13(g))
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30. Latent defects (only to be filled in if period other than    31. War cancellation (indicate countries agreed) (Cl. 24)
stated in Cl. 2)

N/A                                                              N/A
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32. Brokerage commission and to whom payable (Cl. 25)

N/A
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33. Law and arbitration (state 26.1., 26.2., or 26.3. of         34. Number of additional clauses covering special provisions,
Cl. 26 as agreed; if 26.3. agreed, also state place of           if agreed
arbitration) (Cl. 26)
                                                                 4A
26.1
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35. Newbuilding Vessel (indicate with "yes" or "no" whether      36. Name of place of Builders (only to be filled in if Part III
Part III applies)                                                applies)
                                                    (optional)
Yes

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37. Vessel's Yard Building No. (only to be filled in if          38. Date of Building Contract (only to be filled in if Part III
Part III applies)                                                applies)
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39. Hire/Purchase agreement (indicate with "yes" or "no"         40. Bareboat Charter Registry (Indicate with "yes" or "no"
whether Part IV applies) (optional)                              whether Part V applies) (optional)

No - See Clause 31
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41. Flag and Country of the Bareboat Charter Registry (only to   42. Country of the Underlying Registry (only to be filled in if
be filled in if Part V applies)                                  Part V applies)
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

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART
II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and shall only form part of this Charter if expressly agreed and stated in Boxes 35, 39 and 40. If PART III and/or PART IV and/or PART V apply, it is further mutually agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or
PART IV and/or PART V to the extent of such conflict but no further.

Preamble - In the event of a conflict, the provisions of Part 1 shall prevail over those of Part II.


Signature (Owners)                      Signature (Charterers)
PAGUMAR A.I.E.                          NAVIERA F. TAPIAS GAS IV, S.A.

1.   Definitions

     In this Charter, the following terms shall have the meaning hereby assigned to them:

     "The Owners" shall mean the person or company registered as Owners of the Vessel.

     "The Charterers" shall mean the Bareboat charterers and shall not be construed to mean a time charter or a voyage charter.

2.   Delivery (not applicable to newbuilding vessels)

     Deleted.

3.   Time for Delivery (not applicable to newbuilding vessels)

     Deleted.

4.   Cancelling (not applicable to newbuilding vessels)

     Deleted.

5.   Trading Limits

     The vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise. The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe. If required, the Charterers shall keep the Mortgagees advised of the intended employment of the Vessel.

     The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sell or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

6.   Surveys (not applicable to newbuilding vessels)

     Deleted.

7.   Inspection

     See Clause 36

8.   Inventories and Consumable Oil and Stores

     Deleted.

9.   Maintenance and Operating

     (a) The Vessel shall during the Charter period be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 13, (i) they shall keep the vessel with unexpired classification of the class indicated in Box 10 and with other required certificates in force at all times.

     Unless otherwise agreed, in the event of any improvement, structural changes or expensive new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation

     The Charterers are required to establish and maintain financial security or responsibility in respect of oil or other pollution damage as required by any government, including Federal, state or municipal or other division of authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at or leave any port, place, territories or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise, as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

     (b) The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and recast the Vessel whenever required during the Charter period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign general municipality and/or sales taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.

     Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

     (c) During the currency of this Charter, the Vessel shall retain her present name as indicated in Box 5 and shall remain under and fly the flag as indicated in Box 5. Provided, however, that the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. Painting and re-painting, installment and re-installment to be for the Charterer's account and time used thereby to count as time on hire.

     (d) Deleted.

     (e) The Charterers shall have the use of all outfits, equipment, and appliances on board the Vessel at the time of delivery.

     See Clause 28.

10.  Hire

     Deleted. See Clause 29.

11.  Mortgage

     The Charterers undertake to have acquainted themselves with all terms, conditions and provisions of the said Deed(s) of Covenant. The Charterers undertake that they will comply with all such instructions or directions in regard to the employment, insurance, repairs and maintenance of the Vessel, etc. as laid down in the Deed(s) of Covenant or as may be directed from time to time during the currency of the Charter by the Mortgagee(s) in conformity with the Deed(s) of Covenant.

12.  Insurance and Repairs

     (a) During the Charter period the Vessel shall be kept insured by the Charterers at their expense against marine, war and Protection and Indemnity. Such marine, war and P and I insurances shall be arranged by the Charterers to protect the interests of the Charterers and mortgagees (if any), and the charterers shall be at liberty to protect under such insurances in interests of any managers they may appoint. All insurance policies shall be in the joint names of the Owners and the Charterers as their interests may appear.

     The Charterers shall upon the request of the Owners and the Underwriters effect all insured repairs and shall undertake settlement of all costs in connection with such repairs as well as insured charges, expenses and liabilities (reimbursement to be secured by the Charterers from the Underwriters) to the extent of coverage under the insurances herein provided for.

     The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

     All time used for repairs under the provisions of subclause (a) of this Clause and for repairs of latent defects according to Clause 2 above, including any deviation, shall count as time on hire and shall form part of the Charterers' period.

     (b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 20 and Box 25, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

     (c) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurance required under sub-clause (a) or Clause 12, all insurance payments for such loss shall be paid to the Mortgagee, if any, in the manner described in the Deed(s) of Covenant, who shall distribute the moneys between themselves, the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the Mortgagee, if any, of any occurrence in consequence of which the Vessel is likely to become a Total Loss as defined in this Clause.

     (d) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause (a), this Charter shall terminate as of the date of such loss.

     (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to the insurers and claim a constructive loss.

     (f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause (a) of this Clause, the value of the Vessel is the sum indicated in Box 27.

13.  Insurance, Repairs and Classification

     Deleted.

14.  Redelivery

     Deleted.

15.  Non-Lien and Indemnity

     Other than the Mortgagees, the Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel.

     The Charterers shall indemnify and hold the Owners harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of the Charterer, and against any claims against the Owners arising out of or in relation to the operation of the Vessel by the Charterers. Should the Vessel be arrested by reason of claims arising out of her operation hereunder by the Charterer, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expenses provide bail to secure release of the Vessel.

16.  Lien

     The Owners to have a lien upon all cargoes and sub-freights belonging or due to the Charterers and any Bill of Lading freight for all claims under this Charter.

17.  Salvage

     All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

18.  Wreck Removal

     In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

19.  General Average

     General Average, if any, shall be adjusted according to the York-Antwerp Rules 1974 or any subsequent modification thereof current at the time of the casualty.

     The Charter Hire not to contribute to General Average.

20.  Assignment and Sub-Demise

     The Charterers may assign this Charter to the Charterers' financiers and sub-demise the Vessel.

21.  Bills of Lading

     The Charterers are to procure that all Bills of Lading issued for carriage of goods under this Charter shall contain a Paramount Clause incorporating any legislation relating to Carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the Bills of Lading shall incorporate the British Carriage of Goods by Sea Act. The Bills of Lading shall also contain the amended New Jason Clause and the Both-to-Blame Collision Clause.

     The Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

22.  Bank Guarantee

     Deleted

23.  Requisition/Acquisition

     (a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the period of the "Requisition for Hire" whichever be the shorter.

24.  War

     Deleted

25.  Commission

     Deleted

26.  Law and Arbitration

     26.1. This Charter shall be governed by English law and any dispute arising out of this Charter shall be referred to arbitration in London, one arbitrator being appointed by each party, in accordance with the Arbitration Acts 1996 and 1979 or any statutory modification or re-enactment thereof for the time being in force. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single Arbitrator appointed shall apply. If two Arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.

                                    PART III
                             PROVISIONS TO APPLY FOR
                            NEWBUILDING VESSELS ONLY

     Specifications and Building Contract

     (a) The Vessel shall be constructed in accordance with the Building Contract (hereafter called "the Building Contract") as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been counter-signed as approved by the Charterers.

     (b) No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers' consent.

     (c) The Charterers shall have the right to send their representative to the Builders' Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub-clause (a) of this Clause.

     (d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein provided nevertheless that the Charterers shall be bound to accept the Vessel from the Owners on the date of delivery by the Builders as having been completed and constructed in accordance with the Building Contract and the Charterers undertake that after having so accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel's performance or specification or defects if any.

     Time and Place of Delivery

     (a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery at the Builders' Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. Notwithstanding the foregoing, the Charterers shall not be obliged to take delivery of the Vessel until she has been classed and documented as provided in this Charter and free for transfer to the flag she has to fly. Subject as aforesaid the Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery or otherwise howsoever.

     (b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect.

     Guarantee Works

     If not otherwise agreed, the Owners authorize the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.

     Name of Vessel

     The name of the Vessel shall be determined by the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.

     Survey on Redelivery

     Deleted

                                     PART IV
                             HIRE/PURCHASE AGREEMENT

Deleted.

                                     PART V
    PROVISION TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

Deleted.

                      SUPPLEMENTARY CLAUSES TO "BARECON 89"

                            STANDARD BAREBOAT CHARTER

27.  PERIOD OF CHARTER

The Charter Period shall commence on the date on which this Charter is signed by or behalf of both parties, and shall continue until the expiry of the period specified in the Schedule of Payments annexed hereto, which shall be seven years from the date of delivery of the Vessel by the Builders (the ORIGINAL CHARTER PERIOD), save for a mutual written agreement of the parties of an extension for an additional period up to seven years, unless earlier terminated:

(a) by reason of the exercise of the Put Option set out in Clause 30 or the Acceleration Option set out in Clause 37; or

(b) pursuant to any right of termination contained in an agreement dated 30 December 2003 between the Owners and the Charterer and certain other parties (the MASTER AGREEMENT) other than a right of termination within the meaning of Clause 27(c) of this Charter below; or

(c) by reason of the exercise of the Purchase Option under Clause 31(b) of this Charter set out below.

Termination of this Charter in accordance with Clause 27(a) of this Charter prior to the delivery of the Vessel by the Builder shall be without prejudice to the Owners obligation to transfer ownership in the Vessel to the Charterer upon delivery by the Builder (Clause 32) or the Charterer' obligations to make payment of any instalments due after the date of such termination.

28.  HIRE

(a) Subject to Clause 28 (b) of this Charter, the Charterer shall pay hire to the Owners by making hire payments to the Owners in accordance with the terms of this Charter, as set out in the Schedule of Payments annexed hereto (the "Basic Hire").

(b) The Charterer shall make deposits (the DEPOSITS) with the Spanish Deposit Entity (as defined in the Master Agreement), which when taken together with interest scheduled to accrue thereon shall equal the aggregate amounts payable by the Charterer with regard to the payment of hire and the option price(s) in respect of Clauses 30, 31 and 37 of this Charter as contemplated the Master Agreement and the Appendices attached thereto and notwithstanding the exercise by the Owners of the Put Option prior to the due date of any such Deposits. For the avoidance of doubt the Charterer shall not be responsible or liable to pay any withholding or equivalent taxes or deductions imposed by any Spanish or non-Spanish governmental, statutory, regulatory body on such Deposits unless required by law, in which event the Charterer shall pay the net amount to the Spanish Deposit Entity.

(c) The Charterer's payment obligations to the Owner with regard to payment of hire and the option price(s) in respect of Clauses 30, 31 and 37 of this Charter will be discharged pro tanto to the extent of each application of proceeds from the Deposits that will be made by the Spanish Deposit Entity on each of the dates set out in the Schedule of Payments or, in the case of amounts payable under Clause 30(b) or 31, on the date on which such amounts become payable in accordance with those clauses.

(d) So long as the Charterer comply with its obligations to make Deposits in accordance with the provisions of the Master Agreement it shall not be liable for any failure on the part of the Spanish Lender to make advances to the Owner to be applied by the Owner towards the payment of the purchase price for the Vessel in accordance with the provisions of the Master Agreement, and the Owner shall not be entitled to terminate this Charter (otherwise than pursuant to Clause 27 of this Charter) nor to exercise any rights or remedies provided for in this Charter in the event of a failure to pay hire or the option price(s) in respect of Clauses 30, 31 and 37 of this Charter.

(e) Except as expressly provided to the contrary in the Master Agreement or in this Charter, the Deposits made by the Charterer shall be non-returnable and the hire and the option price(s) in respect of Clauses 30, 31 and 37 of this Charter shall continue to be payable in accordance with the provisions set out above notwithstanding the occurrence of an event within the meaning of Clause 37 of this Charter.

29.  MORTGAGE

(a) The Owners warrant that they have not effected any mortgage over the Vessel and undertake that they will not effect any mortgage over the Vessel during the currency of this Charter other than a first priority mortgage in favour of the Charterer' financiers (the MORTGAGEE), in accordance with the terms of the Master Agreement.

(b) The Owners undertake to have acquainted themselves with the terms of the Mortgage and consent to the exercise by the Mortgagee of all the powers reserved thereby to the Mortgagee, including any power to enter into possession of the Vessel or to foreclose upon or sell the rights of the Charterer under this Charter. The Owners and the Charterers acknowledge and accept that their rights and interests in and to the Vessel are subject and subordinate in all respects to the rights of the Mortgagee under the Mortgage.

(c) The Charterers undertake to comply with the terms and conditions of the Mortgage and of the loan secured thereby.

(d) All taxes, withholdings, levies, duties, costs, fees (including the Spanish Notary and Register's fees) and expenses in connection with the granting, execution, registration, amendment and removal of the Mortgage shall be the responsibility of the Charterers.

(e) The Owners undertake to enter into Spanish public deeds required to effect the Mortgage and any additional documents or amendments to such deeds which may be required by the relevant registrar to achieve definite registration of the Mortgage. Such documents shall be entered into by the Owners under the terms (including the type and nature of claims to be secured and amounts of such claims) provided by the Mortgagee provided that such deeds
     (i) provide no recourse whatsoever to the Owners, the partners in the Owners, or any of their respective assets, other than to the Vessel and
     (ii) establish no further obligation on the Owners or the partners in the Owners other than as expressly set out in such deeds.

(f) The Charterer shall be fully responsible for filing and registration of the Mortgage.

30.  PUT OPTION

(a) At any time, during the Charter Period the Owner shall be entitled to require the Charterer, by giving not less than 28 days notice in writing, to purchase the Vessel. Upon such notice taking effect, subject to Clauses 27 and 28(b) and (c) of this Charter, the option price and all amounts outstanding under this Charter in respect of Basic Hire and any other sums payable by the Charterer to the Owners under the terms of this Charter shall become immediately due and payable by the Charterer. For the avoidance of doubt, by application of the Deposits in accordance with Clause 28(c), the Charterer will also fulfil this obligation. Upon such payment or, if the option is exercised prior to delivery, upon the delivery of the Vessel by the Builder, the ownership of the Vessel will be transferred to the Charterer in accordance with Clause 32 of this Charter and the Charter Period shall terminate in accordance with Clause 27 of this Charter.

(b) The exercise of the Put Option referred to in Clause 30(a) of this Charter by the Owners shall override the earlier exercise or deemed exercise (if any) of the Purchase Option by the Charterer under Clause 31(a) of this Charter. For the avoidance of doubt, the exercise of the Put Option by the Owners shall not override the exercise of the Purchase Option by the Charterer under Clause 31(b) of this Agreement.

31.  PURCHASE OPTIONS

(a) Subject to Clause 30(b) of this Charter, at the end of the Original Charter Period, the Charterer may, by notice in writing, require the Owners to transfer ownership in the Vessel to the Charterer, and upon such notice being given and subject to Clause 28(b) of this Charter, upon payment by the Charterer of the option price and any sums due and payable by them to the Owners under the terms of this Charter, the ownership of the Vessel will be transferred to the Charterer in accordance with Clause 32 of this Charter and the Charter Period shall terminate in accordance with Clause 27 of this Charter.

(b) Upon the occurrence of an event under Clause 2.5(a) to (c) of the Master Agreement, provided that the Vessel has been delivered by the Builder, the Charterer may, by notice in writing, require the Owners to transfer ownership in the Vessel to the Charterer, and upon such notice being given and subject to Clause 28(b) of this Charter, the option price and all amounts outstanding under this Charter in respect of Basic Hire and any other sums payable by the Charterer to the Owners under the terms of this Charter shall become immediately due and payable by the Charterer. Upon payment of all such amounts, the ownership of the Vessel will be transferred to the Charterer in accordance with Clause 32 of this Charter and the Charter Period shall terminate in accordance with Clause 27 of this Charter.

(c) Each of the Purchase Options referred to in Clauses 31(a) and (b) of this Charter are and shall be construed as separate and independent options capable of exercise by the Charterer.

(d) The Purchase options referred to in Clauses 31(a) and (b) of this Charter shall not be exercisable if the Charter Period has come to an end upon the termination of the Building Contract prior to delivery of the Vessel by the Builder.

32.  TRANSFER OF OWNERSHIP PURSUANT TO THE PUT OPTION OR PURCHASE OPTION

(a) Ownership in the Vessel shall pass to Charterer free of all encumbrances and liens (other than the Mortgage) except such as may have arisen solely by reason of anything done or not done by the Charterer or any sub-charterer.

(b) The Owners shall furnish the Charterer with a Bill of Sale, duly attested and legalised, together with a certificate setting out the registered encumbrances, if any, and shall, if so required by the Charterer, provide for the deletion of the Vessel from the Registry for Charges Over Movable Assets, Vessels and Aircrafts Section (Registro de Bienes Muebles, Seccion de Buques y Aeronaves) (the REGISTRY) and furnish a certificate of deletion to the Charterer.

(c) Any classification certificates and plans which may be in possession of the Owners shall be handed to the Charterer.

(d) Any taxes, (other than any arising in Spain) notarial, consular or other charges and expenses connected with the exercise of the option and the registration under the Charterer' flag shall be for the Charterer' account. Any such expenses connected with the closing of the Registry shall be for the Owners' account.

(e) The Transfer of Ownership shall not take place and the Owners shall be relieved of their obligations to transfer the Vessel to the Charterer under the Put Option, the Purchase Option and the Acceleration Option upon the enforcement of the Mortgage by the Mortgagee (unless the Mortgagee instructs the Owners to transfer the ownership of the Vessel to the Charterer in which case, the Owners shall be obliged to transfer Ownership in accordance with the Mortgagee's instructions, provided that the Owner is lawfully able to do so) or upon the occurrence of an event within the meaning of Clause 12(d) or 37(d) of this Charter or the termination of the Shipbuilding Contract prior to the delivery of the Vessel.

(f) In this Charter, references to the "transfer" of ownership shall be construed as meaning:

     (i) the automatic Transfer of Ownership of the Vessel if permitted by applicable law at the time of transfer, in which case, no further action shall be required by the Owners other than as required under Clauses 32 (b), (c) and (d) of this Charter; or

     (ii) to the extent that sub-clause 32 (f)(i) above does not apply, a transfer in accordance with the formalities required by applicable law at the time of transfer, in which case, the Owners shall be obliged to transfer the Vessel in accordance with the prescribed formalities of the applicable law governing the transfer and the requirements of this Clause 32.

33.  INSURANCE

The Owners shall be entitled to effect (at their own cost) their own insurances on the terms as detailed in Clause 6.4 of the Master Agreement which arrangements shall be set out in an addendum to this Charter to be entered into between the Owners and the Charterer.

34.  INSPECTION/ SURVEY - OWNERS' RIGHTS

(a) The Owners and their agents shall have the right (at their own cost and expense) to inspect or survey the Vessel or appoint a duly authorised surveyor to do so solely for the purposes of enabling the Owners to obtain or effect insurances in respect of their position as legal owner of the Vessel and provided that such survey or inspection is at a time reasonably convenient to the Charterer and without any hindrance whatsoever to the operation or safety of the Vessel and taking into account the requirements and the rights of any sub-charterer of the Vessel.

(b) The Charterer must also provide reasonable notice and advise the Owners when and where the Vessel is to be inspected or surveyed by the Charterer' own insurance assessors or surveyors from time to time during the Charter Period so as to allow the Owners and their agents to conduct (at their own cost and expense) their own inspection and survey at the same time (or at a reasonably similar time) but taking into account the requirements of any sub-charterer of the Vessel.

(c) The Charterer shall advise the Owners upon request when and where the Vessel will be dry-docked or inspected by class survey or (and the date and location of such dry-dock or inspection) or otherwise available for inspection or survey and must use their reasonable endeavours to allow such inspection or survey but taking into account the requirements and the rights of any sub-charterer of the Vessel.

35.  BILLS OF LADING

Further to Clause 21, the Master or other agents of the Charterer who sign Bills of Lading or any other documents relating to the carriage of goods on the Vessel shall sign such documents for and on behalf of the Charterer and not the Owners. Such persons have no authority to bind the Owners by their signature.

36.  FINANCIAL RESPONSIBILITY

The Charterer shall, on request of the Owners, furnish to the Owners documentary evidence of compliance with the provisions of Clause 9 with regard to financial security or responsibility in respect of pollution damage and any compulsory scheme.

37.  ACCELERATION OPTION

Subject always to Clauses 2.3, 2.4 and 2.10 of the Master Agreement upon the occurrence of any of the following events, which events are outside the control of the Owners:

(a) at any time after delivery of the Vessel by the Builders if the Charterer shall go into liquidation (except a voluntary liquidation for the purposes of reconstruction or amalgamation upon terms previously approved in writing by the Owners) or be unable to pay their debts as they fall due or commit an act of bankruptcy or if a receiver is appointed over the Charterer or the assets of the Charterer or if some event having an equivalent effect occurs;

(b)  the enforcement of the Mortgage;

(c) title to or possession of the Vessel by the Owners is lost as a consequence of the enforcement of any third party rights arising as a result of the Charterer' operation of the Vessel;

(d) the occurrence of an event within the meaning of Clause 12(d) of this Charter; or

(e) the Charterer breach any of the terms of this Charter if such breach (i) has an adverse effect on the tax benefits available to the Owners and the partners in the Owners from the charter of the Vessel and related transactions and (ii) such breach and the adverse tax effects of such breach are not cured to the satisfaction of the Owners within two weeks from receipt by the Charterer of a notification from the Owners specifying the breach, then the Owners shall at any time after any such event have the right (the ACCELERATION OPTION), by giving notice to such effect to the Charterer (the ACCELERATION NOTICE), to transfer ownership of the Vessel in accordance with Clause 32 of this Charter on the Ownership Transfer Date (or to the extent that the Owners no longer have title to or possession of the Vessel as a result of such event shall upon such notice be deemed to have so transferred ownership on the Acceleration Date).

Upon such transfer (or deemed transfer) of the ownership of the Vessel, the Charter Period shall terminate in accordance with Clause 27 of this Charter.

ACCELERATION DATE means the date immediately preceding the date of the event

OWNERSHIP TRANSFER DATE means the date being 28 days after the date of the Acceleration Notice.

If the Owners exercise their right under this Clause 37 following the happening of any of the events referred to in paragraphs (a) to (e) above an amount of supplemental hire (the SUPPLEMENTAL HIRE), representing all amounts of Basic Hire for the period from the Acceleration Date to the expiry of the Original Charter Period, and the option price shall become due as of the Acceleration Date.

The Supplemental Hire shall be payable in accordance with the Schedule of Payments.

38.  THE OWNER:

(a) warrant and undertake to the Charterer that the Owners shall not interfere during the Charter Period with the use, possession and quiet enjoyment of the Vessel by the Charterer on the terms of this Charter; and

(b) further undertake, if reasonably requested to do so by the Charterer and at the Owners' expense, to take such action as is available to it to protect the use, possession and quiet enjoyment of the Vessel by the Charterer from interference by third parties in respect of any claim against the Owners which is not resulting from operation of the Vessel by the Charterer during the Charter Period.

39.  REGISTRATION OF THE VESSEL

The Charterer hereby agree that it will at all times:

(a) comply with the requirements for maintaining the registration of the Vessel at the Special Registry in the Canary Islands (Registro Especial de Buques y Empresas Navieras) (the SPECIAL REGISTRY); and

(b) indemnify and hold harmless the Owners and/or any of the Partners investing in the Owners (each an INDEMNIFIED PARTY) in full on demand against all Losses which may be suffered or incurred by any Indemnified Party or any of its officers, servants, agents and employees at any time as a consequence of any breach by the Charterer of its obligation under (a) above. For this purpose, "Losses" means any costs, expenses, fees, payments, charges, taxes (including, for avoidance of doubt, loss of relief of the Spanish Corporations Income Tax with respect to income deriving from the operation of vessels registered at the Special Registry ("bonificacion en cuota, del correspondiente a la parte de la base imponible que proceda de la explotacion de buques inscritos en el Registro Especial de Buques y Empresas Navieras a que se refiere la Ley de Regimen Economico y Fiscal de Canarias"), losses, demands, liabilities, obligations, claims, actions, suits, proceedings, penalties, fines, damages, judgments, orders or other actions.

(c) for IGIC ("Impuesto General Indirecto Canario") purposes, the Charterer undertake (i)(a) that the Vessel will be deployed towards International Maritime Navigation (NAVEGACION MARITIMA INTERNACIONAL), during the period commencing on the delivery date of the Vessel and ending on the date on which the Charter expires or is otherwise terminated or (b) indemnify the Owner against any tax liability arising from use of the Vessel otherwise than in accordance with (i)(a) and pay the Owner any relevant IGIC amount arising therefrom when due and (ii) to carry out the business activity of the remunerated transportation of goods and/or passengers, utilising the vessel for such purpose.

     In order to evidence that the Vessel is deployed toward International Maritime Navigation (Navegacion Maritima Internacional), the Charterer undertake to deliver to the Owners, before the end of each calendar year concluded during the Charter Period, a certificate stating that the Vessel has been deployed towards International Maritime Navigation during such calendar year.

For the purposes of this Clause (i) "deployed towards International Maritime Navigation" means that more than fifty per cent (50%) of the total sailed distance of the Vessel on any given calendar year will not consist of trips initiated in a harbour within the Canary Islands Territory and ending in another harbour of the Canary Islands Territory, and (ii) "Canary Islands Territory" includes all the seacoast of the Canary Islands in the range of twelve maritime miles.

40.  RIGHTS OF THIRD PARTIES

A person who is not a parry to this Charter has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Charter except and to the extent (if any) that this Charter expressly provides for such Act to apply to an y of its terms.

41. In this Charter, the term CHARTERER means Charterers (as defined herein) and the term OWNER means Owners (as defined herein).